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                                                                      EXHIBIT 99

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Grand Valley Gas Company and Subsidiaries:

     We have audited the consolidated balance sheets of Grand Valley Gas Company (a Utah corporation) and subsidiaries as of May 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended May 31, 1993 (not presented separately herein). These financial statements are the responsibility of Grand Valley Gas Company and subsidiaries' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above (not presented separately herein) present fairly, in all material respects, the financial position of Grand Valley Gas Company and subsidiaries as of May 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1993 in conformity with generally accepted accounting principles.

                                          /s/ ARTHUR ANDERSEN LLP
                                          -----------------------
                                              Arthur Andersen LLP

Salt Lake City, Utah
July 30, 1993